Exhibit 99.1

W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000	NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Karen A. Horvath Vice President – External Financial Communications (203) 629-3000

W. R. BERKLEY CORPORATION CONTINUES SUCCESSION PLAN

Greenwich, CT, August 4, 2015 -- W. R. Berkley Corporation’s (NYSE: WRB) Board of Directors today announced that the Company’s founder and its current chairman and chief executive officer, William R. Berkley, will become executive chairman on October 31, 2015.  At that time, W. Robert Berkley, Jr. will assume the role of chief executive officer, continuing the transition plan implemented by the Board of Directors when he was appointed president and chief operating officer in 2009.

As executive chairman, William R. Berkley will continue to be fully engaged in the Company’s activities, primarily focused on investments and strategy as W. Robert Berkley, Jr. expands his portfolio of responsibilities beyond the insurance and reinsurance operations to include many of the holding company activities.  The Board noted that Rob Berkley has demonstrated a record of outstanding results with the Company and fully appreciates the nuances of the property casualty insurance market, as well as our competitive advantages and shareholder focus.

Mr. William Berkley commented: “Several years ago, our Board of Directors implemented a long-term succession plan designed to create a seamless transition for employees, customers, distribution partners and our investors.  Rob and I will continue to work together for many years to come, maintaining the forward momentum of our operations and our commitment to delivering long-term value creation for our shareholders.”

W.R. Berkley Corporation

Mr. Rob Berkley said, “It is a great honor and privilege to be designated as the Company's incoming CEO.  I would like to thank the Board for their confidence, and my colleagues for their ongoing support.  Most importantly, however, I am indebted to my father for his years of guidance and mentorship.  Not only have I had the privilege of learning from the best, but I look forward to continuing that close working relationship for many years to come.  The culture my father has built over the past 48 years at W. R. Berkley Corporation has created remarkable value, and I am deeply committed to the long-term success of our Company.”

Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in three segments of the property casualty insurance business: Insurance-Domestic, Insurance-International and Reinsurance-Global.

This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2015 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, our ability to attract and retain key personnel and qualified employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2015 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any projections of growth in the Company's revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.